UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
January 8, 2007
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
VALENTEC SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-11454	59-2332857

(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2629 York Avenue
Minden, LA 71055
(Address of Principal Executive Offices)
(318) 382-4574
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On January 7, 2007, Valentec Systems, Inc. (the “Company”) obtained the written consent, in lieu of a meeting of stockholders of the Company, from the holders of a majority of the outstanding voting power of the Company’s common stock, par value $0.01 per share (the “Common Stock”), approving the recommendation of the board of directors of the Company to (i) adopt the 2006 Equity Incentive Plan for the benefit of the employees, consultants and directors of the Company and of any affiliate thereof, a copy of which is attached as an exhibit hereto (the “Plan”), and (ii) to reserve 2,000,000 shares of Common Stock designated for allocation under the Plan (the “Reserved Shares”).
     The Reserved Shares may be allocated under the Plan (as more fully detailed thereunder) either as (i) Incentive Stock Option or Non-Qualified Stock Option, or (ii) Restricted Stock.
     The Company intends to file a Form S-8 Registration Statement in connection with the allocation of the Reserved Shares.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits

Exhibit 99.1	2006 Equity Incentive Plan for the benefit of the employees, consultants and directors of the Company and of any affiliate thereof. Provided herein.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
     Dated: January 8, 2007

VALENTEC SYSTEMS, INC.
By:	/s/ Robert Zummo
	Name:	Robert Zummo
	Title:	President and Chief Executive Officer